================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933

                                  EXPEDIA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Washington                                       91-1996083
(State or other jurisdiction                                (IRS Employer
of incorporation or organization)                           Identification No.)

                        13810 SE Eastgate Way, Suite 400
                               Bellevue, WA 98005
                                 (425) 564-7200
--------------------------------------------------------------------------------
              (Address of registrant's Principal Executive Offices)


                            Expedia, Inc. 401(k) Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Mark S. Britton
                Sr. Vice President, General Counsel and Secretary
                        13810 SE Eastgate Way, Suite 400
                        Bellevue, WA 98005 (425) 564-7200
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                        Copies of all communications to:
                                 Richard B. Dodd
                            Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                                Seattle, WA 98104
                                 (206) 623-7580



Title of each class of                       Proposed maximum     Proposed maximum
   securities to be      Amount to be       offering price per   aggregate offering         Amount of
      registered         registered (1)          share (2)            price (2)       registration fee (2)
----------------------   ----------------   ------------------   ------------------   --------------------
common stock,
par value $.01              1,500,000             $38.70             $58,050,000           $14,512.50


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of Expedia's outstanding common stock.

     (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 11, 2001, as reported on the Nasdaq Stock Market.

     The Exhibit Index appears after the Signature Page of this registration statement.

PART I. INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this registration statement:

     1. Expedia's Annual Report on Form 10-K for the year ended June 30, 2000.

     2. Expedia's Quarterly Report on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, and amendments thereto.

     3. The description of the common stock of Expedia, which is contained in the registration statement of Expedia filed on Form S-1, dated July 21, 2000 (333-40934).

     4. Expedia, Inc. 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on July 13, 2001.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article XII of Expedia's Articles of Incorporation authorizes Expedia to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act ("WBCA") or other applicable law now or hereafter in force. Chapter 23B.08.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under specific circumstances for liabilities, including provisions permitting advances for expenses incurred, arising under the Securities Act.

     In addition, Expedia maintains directors' and officers' liability insurance under which its directors and officers are insured against loss, as defined in the policy, as a result of claims brought against them for their wrongful acts in such capacities.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     Exhibit Number                        Description
     --------------                        -----------

     23                           Independent Auditors' Consent

     99.1                         Expedia, Inc. 401(k) Plan

Expedia hereby undertakes that it will submit the Expedia, Inc. 401(k) Plan (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on July 13, 2001.

                                       EXPEDIA, INC.

                                       /s/ Richard N. Barton
                                       -----------------------------------------
                                       Richard N. Barton
                                       President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard N. Barton and Gregory S. Stanger, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 13, 2001, by the following persons in the capacities indicated.


/s/ Richard N. Barton                    President, Chief Executive Officer,
------------------------------------     Director (principal executive officer)
Richard N. Barton

/s/ Gregory S. Stanger                   Senior Vice President, Chief Financial
------------------------------------     Officer (principal financial and
Gregory S. Stanger                       accounting officer)

/s/ Brad Chase                           Director
------------------------------------
Brad Chase

/s/ Gerald Grinstein                     Director
------------------------------------
Gerald Grinstein

/s/ Jay Hoag                             Director
------------------------------------
Jay Hoag

/s/ Laurie McDonald Jonsson              Director
------------------------------------
Laurie McDonald Jonsson

/s/ Gregory B. Maffei                    Director
------------------------------------
Gregory B. Maffei

/s/ Richard N. Nanula                    Director
------------------------------------
Richard N. Nanula

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Expedia, Inc. 401(k) Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on July 13, 2001.

                                       EXPEDIA, INC. 401(k) PLAN

                                       /s/ Kathy Dellplain
                                       -----------------------------------------
                                       Kathy Dellplain
                                       Senior Vice President, Human Resources

                                INDEX TO EXHIBITS


Exhibit Number                            Description
--------------                            -----------

     23                       Independent Auditors' Consent

     99.1                     Expedia, Inc. 401(k) Plan